[MCC Letterhead]

July 7, 2011

Mr. Steve K. Stone, Chief Financial Officer
Morris Publishing Group, LLC
725 Broad Street
Augusta, Georgia  30901

Mr. Lalit Dhigra
NIIT Media Technologies, LLC,
C/o NIIT Technologies, Inc.
1050 Crowne Pointe Parkway
5th Floor, Suite 500
Atlanta, GA 30338

Re:  Master Services Agreement with NIIT Media Technologies, LLC (“NIIT”)

Dear Mr. Stone and Mr. Dhingra,

Reference is made to that certain Master Services Agreement (the “MSA”) dated July 7, 2011 between NIIT as “Provider” and Morris Publishing Group (“MPG”) and Morris Communications Company, LLC (“MCC”) jointly as the “Customer”.  MPG and its subsidiaries are collectively referred to as the “Newspaper Entities”.

Reference is also made to that certain Management and Services Agreement between MCC,  MStar Solutions, LLC and MPG, dated August 7, 2003 as amended from time to time and in force  as on date (collectively the “Old Services Agreement”).

With respect to the MSA, this letter confirms that MCC hereby agrees to pay to NIIT, and to indemnify the Newspaper Entities, for any liabilities for:

·	Services, or liabilities related to Services, provided or attributable to MCC or its subsidiaries or any affiliated entity, other than the Newspaper Entities.

·
Services, or liabilities related to Services, provided or attributable to the Newspaper Entities to the extent that payments for Services during any calendar year would otherwise exceed $22 million for (i) services under the Old Services Agreement, plus (ii) Services for the Newspaper Entities under the MSA that were formerly provided under the Old Services Agreement.

With respect to the MSA, your acceptance of this letter confirms that MPG hereby agrees to pay NIIT for any liabilities for Services, or liabilities related to Services, provided or attributable to the Newspaper Entities, subject to the limitation above.

MORRIS COMMUNICATIONS COMPANY, LLC

/s/
By:  Craig S. Mitchell
as its Senior Vice President - Finance

On behalf of Morris Publishing Group, LLC, the undersigned hereby acknowledges and accepts this letter agreement on this 7th day of July, 2011.

MORRIS PUBLISHING GROUP, LLC

/s/
By:  Steve K. Stone
as its Senior Vice President – Finance and
Chief Financial Officer

On behalf of NIIT Media Technologies, LLC, the undersigned hereby acknowledges and accepts this letter agreement on this 7th day of July, 2011.

NIIT MEDIA TECHNOLOGIES, LLC
                         /s/
By:  Lalit Dhingra
as its Director